Exhibit 99.2

FOR IMMEDIATE RELEASE

ELDORADO RESORTS, INC. ANNOUNCES PROPOSED OFFERING OF

$375 MILLION SENIOR NOTES DUE 2025

Reno, Nev. (March 13, 2017) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or the “Company”) announced today that Eagle II Acquisition Company LLC, a wholly owned subsidiary of ERI (“Escrow Issuer”), intends to offer $375 million in aggregate principal amount of senior notes due 2025 (the “Notes”).

The proceeds of the offering initially will be placed in escrow pending satisfaction of certain conditions, including consummation of ERI’s pending acquisition (the “Isle Acquisition”) of Isle of Capri Casinos, Inc. (“Isle”). Upon satisfaction of such conditions, ERI will assume Escrow Issuer’s obligations under the Notes and the indenture that will govern the Notes, and certain of ERI’s subsidiaries (including Isle and certain of its subsidiaries) will guarantee ERI’s obligations under the Notes.

Upon satisfaction of the escrow conditions, ERI intends to apply the net proceeds of the sale of the Notes, together with borrowings under a proposed new $1.45 billion term loan, borrowings under a proposed new $300 million revolving credit facility and cash on hand, to (i) pay the cash portion of the consideration payable in the Isle Acquisition, (ii) refinance all of the debt outstanding under Isle’s existing credit facility, (iii) redeem or otherwise repurchase all of Isle’s outstanding 5.875% Senior Notes due 2021 and 8.875% Senior Subordinated Notes due 2020, (iv) repay all amounts outstanding under the Company’s existing credit facility and (v) pay fees and costs associated with the Isle Acquisition and such financing transactions.

The Notes will be offered to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States under Regulation S of the Securities Act. The Notes will not be registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Eldorado Resorts, Inc.

Eldorado Resorts is a casino entertainment company that owns and operates seven properties in five states, including the Eldorado Resort Casino, the Silver Legacy Resort Casino and Circus Circus Resort Casino in Reno, NV; the Eldorado Resort Casino in Shreveport, LA; Eldorado Gaming Scioto Downs in Columbus, OH; Mountaineer Casino Racetrack & Resort in Chester, WV; and Presque Isle Downs & Casino in Erie, PA. For more information, please visit www.eldoradoresorts.com.

On September 19, 2016 the Company announced that it entered into a definitive merger agreement to acquire Isle of Capri Casinos, Inc. (NASDAQ: ISLE) for total consideration of $1.7 billion. Upon completion of the transaction, expected to occur in the second quarter of 2017, Eldorado will add 12 additional properties to its portfolio taking into account announced divestitures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the timing and completion of the offering and the other financing transactions described herein and the timing and completion of the Isle Acquisition. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. Factors that may cause actual results to vary from our expectations include our ability to obtain regulatory approvals that are required for the consummation of the Isle Acquisition, our ability to obtain financing required to consummate the Isle Acquisition on terms and conditions satisfactory to us and other matters discussed documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including our reports on Form 10-K, Form 10-Q and Form 8-K. In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Thomas Reeg	Joseph N. Jaffoni, Richard Land
President	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

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